UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013 (June 28, 2013)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Share Sale and Purchase Agreement

On February 7, 2013, Warner Music Group Corp. (the “Company”) announced that it had signed a definitive agreement to acquire the Parlophone Label Group from Universal Music Group, a division of Vivendi, for £487 million in an all-cash transaction (the “Transaction”) pursuant to the Share Sale and Purchase Agreement, dated as of February 6, 2013 (the “Agreement”) by and among Warner Music Holdings Limited, an English company and wholly-owned subsidiary of the Company (“WM Holdings UK”), certain related entities identified in the Agreement (such entities, together with WM Holdings UK, the “Buyers”), WMG Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“WMG Acquisition”), as Buyers’ Guarantor, and EGH1 BV, a Dutch company, EMI Group Holdings BV, a Dutch company, and Delta Holdings BV, a Dutch company, as Sellers (as defined therein) (collectively, the “PLG Sellers”), and Universal International Music BV, a Dutch company, as Sellers’ Guarantor (as defined therein), pursuant to which the PLG Sellers have agreed to sell, and the Buyers have agreed to buy, the outstanding shares of capital stock of PLG Holdco Limited, an English company (“PLG Holdco”) and certain related entities identified in the Agreement (such entities, together with PLG Holdco, “PLG”).

On June 28, 2013, the parties to the Agreement entered into a Deed of Variation, resulting in an Amended and Restated Share Sale and Purchase Agreement (the “Amended Agreement”). The Amended Agreement provides for, among other amendments, a revision to the definition of “Aggregate Payments” to increase this amount from the consideration paid for the outstanding shares of capital stock in PLG Holdco and certain related entities identified in the Amended Agreement to an amount that reflects the entire purchase price. The adjustment to this definition results in a greater potential cap on liability for the PLG Sellers in connection with certain claims that may be brought under the Amended Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Amended Agreement, the Transaction was completed on July 1, 2013.

The description of the Transaction contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2013, and to the description of material amendments to the Agreement in Item 1.01 above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Drawdown of Incremental Term Loan Facility

On May 9, 2013, WMG Acquisition entered into an amendment to the credit agreement (the “Term Loan Credit Agreement”) among WMG Acquisition, WMG Holdings Corp., the subsidiaries of WMG Acquisition party thereto, Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Term Loan Credit Agreement Amendment”), providing for a $820 million delayed draw senior secured term loan facility (the “Incremental Term Loan Facility”). On July 1, 2013, WMG Acquisition has drawn down the $820 million Incremental Term Loan Facility to consummate the Transaction, to pay fees, costs and expenses related to the Transaction and for general corporate purposes of WMG Acquisition and its subsidiaries.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2013, the Company issued a press release announcing the completion of the Transaction, which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson Executive Vice President, General Counsel and Secretary

Date: July 1, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 1, 2013.

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